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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 19, 2006
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                                  Salton, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      0-19557                  36-3777824
----------------------------        ----------------         -------------------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


                1955 W. Field Court, Lake Forest, Illinois 60045
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (847) 803-4600
                             ----------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
           STANDARD; TRANSFER OF LISTING.

         In June 2005, the Securities and Exchange Commission approved certain amendments to the continued listing criteria for issuers with a class of securities registered on the New York Stock Exchange (the "NYSE"), under Rule
802.01 of the NYSE's Listed Company Manual. Under these continued listing requirements, as they apply to Salton Inc. ("Salton"), Salton would be considered "below criteria" if its average market capitalization is less than $75 million over a 30 trading-day period and, at the same time, its stockholders' equity is less than $75 million.

         On May 19, 2006, Salton received official notice from the NYSE that it has fallen "below criteria" under the new continued listing requirements, as its total market capitalization was less than $75 million over a 30 trading-day period and its stockholders' equity was less than $75 million as reported in its press release issued May 11, 2006 announcing the results of operations for its third fiscal quarter. In its most recent fiscal quarter ended April 1, 2006, Salton reported total stockholders' equity of approximately $62.4 million as of April 1, 2006. In addition, based on 14,386,390 shares outstanding as of May 21, 2006, and the reported closing price of Salton's common stock on the NYSE on that date ($2.56), Salton had a market capitalization of approximately $36.8 million as of that date.

         Under the applicable NYSE compliance procedures, Salton has 45 days from the date of its receipt of the notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months. Salton currently intends to submit such a plan. Beginning May 25, 2006, the NYSE will make available on its consolidated tape an indicator, ".BC," to reflect that Salton is below the NYSE's quantitative continued listing standards. In order to achieve compliance with the new continued listing standards, Salton would have to increase its stockholders' equity to $75 million, or to demonstrate a market capitalization of at least $75 million, but not necessarily both, at the end of the 18-month compliance period or for two consecutive quarters. If Salton fails to submit a compliance plan, if the NYSE does not accept its plan, or if Salton is unable to gain compliance with the new standards, Salton expects that it would seek listing on another exchange.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits. On May 23, 2006, Salton issued a press release announcing its receipt of the notice from the NYSE. A copy of the press release is attached as
Exhibit 99.1 to this report.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2006

                                        SALTON, INC.


                                        /s/ WILLIAM B. RUE
                                        ----------------------------------
                                        William B. Rue
                                        President and Chief Operating Officer
                                        and Director



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                                  EXHIBIT INDEX





     EXHIBIT
       NO.                       DESCRIPTION
     -------                     -----------

       99.1         Press release dated May 23, 2006